Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
First Quarter 2025 Financial Results
– Signed 630,000 Square Feet of Leases –
– $839 Million of Liquidity at Quarter End –
– Provides 2Q FFO Outlook and Updates Full-Year Assumptions –
____________
LOS ANGELES (May 7, 2025)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants, today announced financial results for the first quarter 2025.

"Our team continues to execute across the business, working to maximize flexibility, lease space and grow occupancy. To date, we have not experienced any tariff-related impacts to tenant demand, but rather we continue to see signs of improving or stabilizing fundamentals," commented Victor Coleman, Hudson Pacific's Chairman and CEO.

"Following our best office leasing quarter in nearly three years, our pipeline further increased to 2.1 million square feet, including over 700,000 square feet of later-stage deals, a significant portion of which have subsequently been signed. Starting in the second half of this year, our office lease expirations will be among the lowest in the sector. We are also energized by record flows of venture capital with the largest investments focused on west coast companies in the hyper-growth, office-first AI industry. On the studio side, we are poised to benefit from potential financial support coming from federal, state and local sources, all of which could propel demand later this year. To that point, our team is already having success in capturing an outsized portion of high-caliber production leads to improve occupancy.

"We are also delivering on asset sales, cost savings and debt reduction to enhance our balance sheet and liquidity. Our ongoing efforts are focused on strengthening our company’s position as one the preeminent owners of west coast properties that generates strong sustained cashflow and value for our shareholders."

Financial Results Compared to First Quarter 2024
•Total revenue of $198.5 million compared to $214.0 million, primarily due to asset sales and lower office occupancy
•Net loss attributable to common stockholders of $74.7 million, or $0.53 per diluted share, compared to net loss of $52.2 million, or $0.37 per diluted share, largely attributable to items affecting revenue, as well as one-time lease termination fees associated with Quixote cost-cutting initiatives and a non-cash impairment related to a potential asset sale
•FFO, excluding specified items, of $12.9 million, or $0.09 per diluted share, compared to $24.2 million, or $0.17 per diluted share, mostly attributable to the items affecting revenue. Specified items consisted of one-time Quixote cost-cutting expenses of $7.3 million, or $0.05 per diluted share; a loss on early extinguishment of Element LA debt of $1.9 million, or $0.01 per diluted share; and a non-cash derivative fair value adjustment of $0.7 million, or $0.00 per diluted share. Specified items for the first quarter of 2024 consisted of transaction related expenses of $2.2 million, or $0.01 per diluted share
•FFO of $3.1 million, or $0.02 per diluted share, compared to $22.0 million, or $0.15 per diluted share
•AFFO of $1.7 million, or $0.01 per diluted share, compared to $28.5 million, or $0.19 per diluted share, primarily resulting from the items affecting FFO along with increased recurring capital

Hudson Pacific Properties, Inc.
Press Release

expenditures
•Same-store cash NOI of $93.2 million, compared to $103.4 million, primarily due to lower office occupancy
Leasing
•Executed 62 new and renewal leases totaling 630,295 square feet, including a new lease with the City and County of San Francisco for 232,000 square feet with a 20-year term at 1455 Market
•GAAP rents increased 4.8% while cash rents decreased 13.6% from prior levels, with the change largely attributable to new leasing activity in the San Francisco Bay Area. Excluding the aforementioned large lease at 1455 Market, cash rents would have decreased 8.8%, but roughly in line sequentially
•In-service office portfolio ended the quarter at 75.1% occupied and 76.5% leased, compared to 78.3% occupied and 78.9% leased in the fourth quarter last year, with the change in occupancy primarily due to a single known vacate at 1455 Market, a portion of which was backfilled by the aforementioned City and County of San Francisco lease
•On average over the trailing 12 months, the in-service studio portfolio was 73.8% leased, in line with fourth quarter last year, and the stages were 78.7% leased, up from 76.8%, with the increase in stage occupancy attributable to additional leasing at Sunset Las Palmas Studios
Transactions
•Sold office properties Foothill Research Center in Palo Alto and Maxwell in the Los Angeles Arts District through separate transactions for in aggregate $69.0 million before prorations and closing costs, with net proceeds from both transactions used to repay amounts outstanding on the unsecured revolving credit facility
•Subsequent to the quarter, entered into a contract to sell 625 Second in San Francisco for $28.0 million before prorations and closing costs
Balance Sheet as of March 31, 2025
•Completed a commercial mortgage-backed securities financing for a portfolio of six office properties ("Office Portfolio CMBS") with total gross proceeds of $475 million with a five-year term, and used net proceeds to fully repay a $168 million loan secured by Element LA and the balance to repay amounts outstanding on the unsecured revolving credit facility and for general corporate purposes
•$838.5 million of total liquidity comprised of $86.5 million of unrestricted cash and cash equivalents and $752.0 million of undrawn capacity under the unsecured revolving credit facility
•$122.8 million, or $31.4 million at HPP's share, of undrawn capacity under the construction loan secured by Sunset Pier 94 Studios
•HPP's share of net debt to HPP's share of undepreciated book value was 39.0% with 85.4% of debt fixed or capped with weighted average interest rate of 5.1% and no maturities until December 2025
•Subsequent to the quarter, entered into agreements related to the Office Portfolio CMBS loan to fix SOFR at 3.4075% as of April 4, 2025 on $250.0 million, and to cap SOFR at 3.35% effective April 15, 2025 on $224.2 million, following which on a proforma basis 98.9% of debt would be fixed or capped with a weighted average interest rate of 4.9%
•Subsequent to the quarter, tendered for the repayment of all private placement notes (Series B, C, and D), resulting in $254.0 million of Series B and $50.0 million of Series C repaid to date, with the remaining balances scheduled for repayment no later than May 9, 2025
Dividend
•The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

Hudson Pacific Properties, Inc.
Press Release

2025 Outlook
Hudson Pacific is providing an FFO outlook for the second quarter of $0.03 to $0.07 per diluted share along with updated full-year assumptions (see table below). There are no specified items in connection with this outlook.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. Apart from the disposition of 625 Second, which was held-for-sale in the first quarter, and the early repayment of the private placement notes, this outlook otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this outlook:

Unaudited, in thousands, except share data

	Full Year 2025
	Assumptions
Metric	Low	High
Growth in same-store property cash NOI(1)(2)	(13.50)%	(12.50)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$8,500	$13,500
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(6,000)	$(8,000)
General and administrative expenses(4)	$(67,000)	$(73,000)
Interest expense(5)	$(185,000)	$(195,000)
Non-real estate depreciation and amortization	$(32,000)	$(34,000)
FFO from unconsolidated joint ventures	$1,000	$3,000
FFO attributable to non-controlling interests	$(13,000)	$(17,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	146,500,000	147,500,000
(1)Same-store for the full year 2025 is defined as the 38 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2024, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2025.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes share/unit-based compensation expense, which the Company estimates at $22,000 in 2025.
(5)Includes non-cash interest expense, which the Company estimates at $10,000 in 2025.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2025 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's first quarter 2025 results may be found on

Hudson Pacific Properties, Inc.
Press Release

the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss first quarter 2025 financial results at 2:00 p.m. PT / 5:00 p.m. ET on May 7, 2025. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	3/31/25	12/31/24
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,189,293	$8,233,286
Accumulated depreciation and amortization	(1,832,840)	(1,791,108)
Investment in real estate, net	6,356,453	6,442,178
Non-real estate property, plant and equipment, net	128,365	127,067
Cash and cash equivalents	86,474	63,256
Restricted cash	47,452	35,921
Accounts receivable, net	11,448	14,505
Straight-line rent receivables, net	200,076	199,748
Deferred leasing costs and intangible assets, net	318,254	327,514
Operating lease right-of-use assets	353,722	370,826
Prepaid expenses and other assets, net	85,857	90,114
Investment in unconsolidated real estate entities	227,856	221,468
Goodwill	156,529	156,529
Assets associated with real estate held for sale	25,905	83,113
TOTAL ASSETS	$7,998,391	$8,132,239

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,178,343	$4,176,844
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	192,980	193,861
Operating lease liabilities	369,484	380,004
Intangible liabilities, net	20,807	21,838
Security deposits, prepaid rent and other	74,975	84,708
Liabilities associated with real estate held for sale	510	31,117
Total liabilities	4,903,235	4,954,508

Redeemable preferred units of the operating partnership	8,394	9,815
Redeemable non-controlling interest in consolidated real estate entities	48,377	49,279

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at 3/31/25 and 12/31/24	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 141,392,410 and 141,279,102 shares outstanding at 3/31/25 and 12/31/24, respectively	1,403	1,403
Additional paid-in capital	2,362,920	2,437,484
Accumulated other comprehensive loss	(7,074)	(8,417)
Total HPP stockholders' equity	2,782,249	2,855,470
Non-controlling interest—members in consolidated real estate entities	160,212	169,452
Non-controlling interest—units in the operating partnership	95,924	93,715
Total equity	3,038,385	3,118,637
TOTAL LIABILITIES AND EQUITY	$7,998,391	$8,132,239

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except per share data

	Three Months Ended
	3/31/25	3/31/24
REVENUES
Office
Rental revenues	$158,393	$171,427
Service and other revenues	6,818	3,648
Total office revenues	165,211	175,075
Studio
Rental revenues	13,652	13,600
Service and other revenues	19,596	25,348
Total studio revenues	33,248	38,948
Total revenues	198,459	214,023
OPERATING EXPENSES
Office operating expenses	72,277	72,947
Studio operating expenses	40,981	37,109
General and administrative	18,483	19,710
Depreciation and amortization	93,085	91,854
Total operating expenses	224,826	221,620
OTHER EXPENSES
Loss from unconsolidated real estate entities	(1,254)	(743)
Fee income	1,359	1,125
Interest expense	(43,505)	(44,089)
Interest income	435	854
Management services reimbursement income—unconsolidated real estate entities	975	1,156
Management services expense—unconsolidated real estate entities	(975)	(1,156)
Transaction-related expenses	—	(2,150)
Unrealized loss on non-real estate investments	(449)	(898)
Gain on sale of real estate, net	10,023	—
Impairment loss	(18,476)	—
Loss on extinguishment of debt	(1,858)	—
Other income	8	143
Total other expenses	(53,717)	(45,758)
Loss before income tax provision	(80,084)	(53,355)
Income tax provision	(194)	—
Net loss	(80,278)	(53,355)
Net income attributable to Series A preferred units	(146)	(153)
Net income attributable to Series C preferred shares	(5,047)	(5,047)
Net income attributable to participating securities	—	(202)
Net loss attributable to non-controlling interest in consolidated real estate entities	7,467	4,169
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	902	1,157
Net loss attributable to common units in the operating partnership	2,394	1,229
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(74,708)	$(52,202)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.53)	$(0.37)
Net loss attributable to common stockholders—diluted	$(0.53)	$(0.37)
Weighted average shares of common stock outstanding—basic	141,387	141,122
Weighted average shares of common stock outstanding—diluted	141,387	141,122

Hudson Pacific Properties, Inc.
Press Release

Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended
	3/31/25	3/31/24
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(80,278)	$(53,355)
Adjustments:
Depreciation and amortization—consolidated	93,085	91,854
Depreciation and amortization—non-real estate assets	(9,649)	(7,981)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,045	1,151
Gain on sale of real estate, net	(10,023)	—
Impairment loss—real estate assets	18,476	—
Unrealized loss on non-real estate investments	449	898
FFO attributable to non-controlling interests	(4,854)	(5,326)
FFO attributable to preferred shares and units	(5,193)	(5,200)
FFO to common stock/unit holders	3,058	22,041
Specified items impacting FFO:
Transaction-related expenses	—	2,150
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	682	—
Loss on early extinguishment of Element LA debt	1,858	—
One-time termination of Quixote leases (cost-cutting initiatives)	5,865	—
One-time termination of Quixote non-compete agreement (cost-cutting initiatives)	1,402	—
FFO (excluding specified items) to common stock/unit holders	$12,865	$24,191

Weighted average common stock/units outstanding—diluted	147,093	146,221
FFO per common stock/unit—diluted	$0.02	$0.15
FFO (excluding specified items) per common stock/unit—diluted	$0.09	$0.17

(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
Press Release

Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended
	3/31/25	3/31/24
FFO (excluding specified items)	$12,865	$24,191
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(671)	2,018
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,704	1,666
Non-real estate depreciation and amortization	8,247	7,981
Non-cash interest expense	4,109	1,846
Share/unit-based compensation expense	5,115	6,532
Recurring capital expenditures, tenant improvements and lease commissions	(29,658)	(15,743)
AFFO	$1,711	$28,491

Weighted average common stock/units outstanding—diluted	147,093	146,221
AFFO per common stock/unit—diluted	$0.01	$0.19

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
Press Release

Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	3/31/25	3/31/24
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”) AND SAME-STORE CASH NET OPERATING INCOME ("NOI")
Net loss	$(80,278)	$(53,355)
Adjustments:
Loss from unconsolidated real estate entities	1,254	743
Fee income	(1,359)	(1,125)
Interest expense	43,505	44,089
Interest income	(435)	(854)
Management services reimbursement income—unconsolidated real estate entities	(975)	(1,156)
Management services expense—unconsolidated real estate entities	975	1,156
Transaction-related expenses	—	2,150
Unrealized loss on non-real estate investments	449	898
Gain on sale of real estate, net	(10,023)	—
Impairment loss	18,476	—
Loss on extinguishment of debt	1,858	—
Other income	(8)	(143)
Income tax provision	194	—
General and administrative	18,483	19,710
Depreciation and amortization	93,085	91,854
NOI	$85,201	$103,967
Straight-line rent, net	604	4,135
Share/unit-based compensation expense	48	70
Amortization of above/below-market leases, net	(865)	(1,421)
Amortization of lease incentive costs	666	139
Amortization of above/below-market ground leases, net	651	662
Cash NOI	86,305	107,552
Less: Non-same-store cash NOI	(6,893)	4,157
Same-store cash NOI	$93,198	$103,395
NOI Detail
Same-store office cash revenues	150,951	158,593
Straight-line rent	399	(3,233)
Amortization of above/below-market leases, net	862	1,262
Amortization of lease incentive costs	(657)	(37)
Same-store office revenues	151,555	156,585
Same-store studios cash revenues	17,204	19,144
Straight-line rent	(196)	191
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	16,999	19,326
Same-store revenues	168,554	175,911
Same-store office cash expenses	63,994	62,800
Straight-line rent	372	376
Share/unit-based compensation expense	12	19
Amortization of above/below-market ground leases, net	639	639
Same-store office expenses	65,017	63,834
Same-store studio cash expenses	10,963	11,542
Share/unit-based compensation expense	31	51
Same-store studio expenses	10,994	11,593
Same-store expenses	76,011	75,427

Same-store NOI	92,543	100,484
Non-same-store NOI	(7,342)	3,483
NOI	$85,201	$103,967

Hudson Pacific Properties, Inc.
Press Release

(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.